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                                                                    Exhibit 10.6


                   SECOND AMENDMENT TO LOAN AGREEMENT


            THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of this 1st day of December, 1993, by and between ORCHARD SUPPLY HARDWARE CORPORATION, a Delaware corporation ("Borrower"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Lender").

                       R E C I T A L S

            A. Borrower and Lender entered into that certain Loan Agreement ("Agreement") dated as of March 19, 1990, as amended by the certain First Amendment to Loan Agreement dated as of September 8, 1990 (collectively, the "Agreement").

            B. Orchard Supply Hardware Stores Corporation (formerly Orchard Holding Corporation), Borrower's parent, proposes to issue and sell up to $25 million of new convertible preferred stock (the "OHC Preferred Stock") and, in connection with such offering, Borrower has requested that the Lender agree to certain amendments to this Agreement in order to facilitate such offering and to modify certain definitions set forth therein to reflect changed circumstances.

            C. Borrower and Lender now desire to further amend the Agreement in certain respects as more specifically provided herein.

                                 AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

            1. RECITALS. The foregoing recitals are true and correct and by this reference are incorporated herein.

            2. DEFINITIONS. All words and phrases having their initial letters capitalized in this Amendment, and not specifically defined in this Amendment, shall have the meanings set forth in the Agreement.

            3. Section 1.01(a) of the Agreement is amended to read in its entirety as follows:

                  "(a) The term "Credit Agreement" shall mean that certain
            Financing Agreement dated October 29, 1992 by and between the Borrower and The CIT Group/Business Credit, Inc. ("CIT"), as heretofore amended and as may be further amended from time to time."



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            4.    Section 1.01 of the Agreement is further amended by adding the following as clauses (e) and (f) at the end thereof:

                  "(e)  The term "OHC" shall mean Orchard Supply Hardware
            Stores Corporation (formerly Orchard Holding Corporation), a Delaware corporation."

                  "(f)  The term "OHC Preferred Stock" shall mean up to $25
            million in preferred stock as may be issued and sold by OHC."

            5. Section 3.07 of the Agreement is hereby amended by deleting the first paragraph thereof in its entirety and inserting in lieu thereof the following:

                  "3.07.  Borrower covenants and agrees that Borrower's net
            worth (as determined in accordance with generally accepted accounting principles as in effect on each date of determination) ("Adjusted Net Worth") at the end of each fiscal quarter of Borrower commencing with the fiscal quarter ending on January 30, 1994 shall be at least $65,000,000."

            6. Section 3.10 of the Agreement is hereby amended by deleting therefrom the words "Bankers Trust Company, as agent, or any of the other lenders party to" and inserting in lieu thereof the words "CIT under."

            7. Section 3.13 of the Agreement is amended by adding at the end of clause (i)(a) thereof the following:

                  "; provided, however, that OHC shall in all events be
            entitled to pay dividends on preferred stock issued by it up to an aggregate amount of $2,500,000 per year,"

            8. Section 3.16 of the Agreement is amended by deleting the period following clause (ii) at the end of the first paragraph thereof and inserting in place thereof a comma and the word "and" and adding the following as clause (iii) immediately following said clause (ii):

                  "(iii) Borrower may declare and pay cash dividends on its
            capital stock (common or preferred) owned by OHC for the purpose of funding OHC's payment of regular cash dividends on the OHC Preferred Stock; provided that the aggregate amount of dividends that may be paid to OHC by Borrower in any fiscal year of Borrower shall not exceed the lesser of (i) $2,500,000 or (ii) an amount equal to the annual


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            aggregate amount of dividends payable on the OHC Preferred Stock at its stated coupon rate;"

            9. The amendments to the Agreement specified herein shall become effective concurrently with the closing of the issuance and sale by Holding of the Holding Preferred Stock.

            10. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                                ORCHARD SUPPLY HARDWARE
                                                CORPORATION, a Delaware
                                                corporation


                                                By:/S/MAYNARD JENKINS
                                                   ----------------------------
                                                   Maynard Jenkins, President


                                                By:/S/STEPHEN M. HILBERG
                                                   ----------------------------
                                                   Stephen M. Hilberg,
                                                   Chief Financial Officer
                                                                    "Borrower"



                                                METROPOLITAN LIFE INSURANCE
                                                COMPANY, a New York corporation


                                                By:/S/WILLIAM F. COVINGTON
                                                   ----------------------------
                                                   Its: Assistant Vice-President
                                                                      "Lender"



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            ORCHARD SUPPLY HARDWARE STORES CORPORATION (formerly, ORCHARD
HOLDING CORPORATION), a Delaware corporation, hereby acknowledges and approves of all of the foregoing terms and confirms its obligations and agreements pursuant to the terms of SECTIONS 3.02, 3.05, 3.13 AND 5.02 of the Loan Agreement, as modified by this Amendment.


                                                  ORCHARD SUPPLY HARDWARE
                                                  STORES CORPORATION, a Delaware
                                                  corporation


                                                  By:/S/STEPHEN M. HILBERG
                                                     -------------------------
                                                     Its: Vice President


                                                  By:/S/MAYNARD JENKINS
                                                     -------------------------
                                                     Its: President
                                                                         "OHC"






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